                                                       Registration No. 33-67288


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                                -----------------

                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                            United Retail Group, Inc.
             (Exact name of registrant as specified in its charter)


                                    Delaware
         (State or other jurisdiction of incorporation or organization)

                                   51-0303670
                      (I.R.S. employer identification no.)

            365 West Passaic Street, Rochelle Park, New Jersey 07662
               (Address of principal executive offices) (Zip code)

               United Retail Group Restated 1990 Stock Option Plan
                            (Full title of the plan)

                                George R. Remeta
                             365 West Passaic Street
                         Rochelle Park, New Jersey 07662
                     (Name and address of agent for service)

                                 (201) 909-2110
          Telephone number, including area code, of agent for service

                                 525,000 SHARES

                            UNITED RETAIL GROUP, INC.

                                  COMMON STOCK
                           (PAR VALUE $.001 PER SHARE)

                             -----------------------


         The 525,000 shares of Common Stock offered hereby are being sold by the Selling Stockholders and are presently issuable upon the exercise of employee stock options under United Retail Group, Inc.'s Restated 1990 Stock Option Plan. See "Selling Stockholders". The Company will not receive any of the proceeds from the sale of the shares offered hereby.

         The Common Stock is quoted on the NASDAQ National Market System under the symbol "URGI".

         SEE "RISK FACTORS" FOR CERTAIN CONDITIONS RELEVANT TO AN INVESTMENT IN THE COMMON STOCK.









                             -----------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             -----------------------


                  The date of this Prospectus is April 28, 1997

                         -------------------------------

                              AVAILABLE INFORMATION


         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can also be obtained at prescribed rates by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Such reports, proxy statements and other information concerning the Company also may be inspected at the offices of the NASDAQ National Market System, 1735 K Street, N.W., Washington, D.C. 20006, on which the Common Stock of the Company is listed. The Commission maintains a Web site that contains reports, proxy statements and other information regarding the Company filed electronically with the Commission. The address of the Commission's Web site is http://www.sec.gov.

                         ------------------------------

                           INCORPORATION BY REFERENCE

                  Certain reports, proxy statements and other information filed by the Company with the Commission have been incorporated by reference in this Prospectus but are not being delivered herewith. The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request, a copy of any and all of the information that has been incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that has been incorporated by reference in this Prospectus). Requests for a copy of such information should be directed to the Company's Senior Vice President- General Counsel, 365 West Passaic Street, Rochelle Park, New Jersey 07662 (Telephone No. (201) 909-2200).

                         -------------------------------

         No person has been authorized to give any information or to make any representations other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities to which it relates or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this Prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained or incorporated by reference herein is correct as of any time subsequent to its date.

                                  RISK FACTORS

UNPROFITABLE OPERATIONS

         The Company incurred net losses of $6.1 million in Fiscal 1996 and $4.6 million in Fiscal 1995. There is no assurance that net losses will not continue.

COMPETITION

         The women's apparel industry is subject to rapidly changing consumer fashion preferences. The Company's performance depends on the operational flexibility to respond to such changes quickly. The industry has also been subject to shifting shopping patterns, both within the Company's sector (the specialty store sector) and in other channels of distribution, such as department stores, catalogues and electronic media. The Company also believes that consumer pressure to reduce prices throughout the women's apparel industry has become a permanent influence on the retail marketplace. Finally, in Fiscal 1996 the Company replaced its older proprietary brands of clothing with its new AVENUE [by design] brand. (Substantially all clothing carried a proprietary brand.) The transition from the older proprietary brands of clothing may have had an adverse effect on sales and merchandise margin rates and there is no assurance that the brand transition will not have an adverse effect in Fiscal 1997.

EXTERNAL INFLUENCES

         Future results could differ materially from those currently anticipated due to possible (i) extreme or unseasonable weather conditions, (ii) economic downturns, weakness in overall consumer demand, and variations in the demand for women's fashion apparel, (iii) imposition by vendors, or their third-party factors, of more onerous payment terms for domestic merchandise purchases, (iv) acceleration in the rate of business failures and inventory liquidations in the specialty store sector of the women's apparel industry, (v) increase in the rate of bad debt expense among the Company's proprietary credit card holders, and
(vi) disruptions in the sourcing of merchandise abroad, including (a) China's assumption of control of Hong Kong, (b) China's claims to sovereignty over Taiwan, (c) North Korea's claims to sovereignty over South Korea, (d) exchange rate fluctuations, (e) political instability, (f) trade sanctions or restrictions, (g) changes in quota and duty regulations, (h) delays in shipping or (i) increased costs of transportation.

NEW MERCHANDISING STRUCTURE

         The Company's merchandising had a divisional structure in most of Fiscal 1995, with one team of merchants providing inventory for stores located principally in malls and a separate team of merchants providing different inventory for stores concentrated in strip shopping centers. In order to improve its merchandise assortments, the Company changed from a divisional merchandising methodology to one in which a single team provides the same inventory for all the Company's stores. The separate teams of merchants for mall stores and strip shopping center stores were unified in the third quarter of Fiscal 1995. The first unified merchandise assortment arrived in Mid-Spring 1996.

         The unified merchandising structure for Fiscal 1997 has three specialized components. Product development, that is, developing fashion content and design, is a new function that was added to the existing merchandising function and the product quality function. In April 1996, the Company recruited an experienced executive to handle product development of merchandise assortments arriving in Fiscal 1997 and thereafter.

         The Company believes Fiscal 1997 will be a period of transition for the unified team of merchants and the new product development team. There is no assurance that the new merchandising structure will increase sales and improve merchandise margin rates.

CONTROLLING STOCKHOLDERS

         The Company's largest stockholder is Limited Direct Associates, L.P. ("LDA"), which owned 2,600,000 shares, approximately 21% of the outstanding Common Stock, at February 10, 1997. LDA is an affiliate of The Limited, Inc.

         At February 10, 1997, approximately 36% of the outstanding Common Stock was held by LDA, Raphael Benaroya, the Chairman of the Board, President and Chief Executive Officer of the Company, the other Management Stockholders and certain other stockholders who are parties to a Restated Stockholders' Agreement. In accordance with the Restated Stockholders' Agreement, each of LDA and Mr. Benaroya designates two of the Company's nine Directors, whom the parties to the Restated Stockholders' Agreement have agreed to vote for. Accordingly, LDA and Mr. Benaroya will together be able to exercise considerable influence over the management of the Company. See "Incorporation of Certain Information By Reference."

DEPENDENCE ON KEY EXECUTIVE

         The Company believes that it has benefited substantially from the leadership of Raphael Benaroya, the Chairman of the Board, President and Chief Executive Officer of the Company. The Company believes that the loss of his services could have an adverse effect on the Company. Mr. Benaroya has a Restated Employment Agreement with the Company, dated November 1, 1991, that expires on May 20, 1999. See "Incorporation of Certain Information by Reference."

IMPACT OF CERTAIN REGISTRATION RIGHTS

         Under the Restated Stockholders' Agreement, LDA and Raphael Benaroya, the Chairman of the Board, President and Chief Executive Officer of the Company, each has demand registration rights to require the Company to prepare and file registration statements under the Securities Act of 1933, as amended (the "Securities Act"), with respect to a combined total of 4,000,000 outstanding shares of Common Stock. In addition, under the Restated Stockholders' Agreement, LDA, Mr. Benaroya, the Management Stockholders and certain other stockholders have the right to participate on a "piggyback" basis in any future registration statements filed by the Company under the Securities Act to effect demand registration rights or to raise capital for itself through an offering of its equity securities, subject to the right of the underwriters of any such offering to limit the number of shares included in such registration on a "piggyback" basis. See "Incorporation of Certain Information by Reference."

         In addition to the Demand Registrations provided in the Restated Stockholders' Agreement and the registration statement of which this Prospectus is a part, relating to up to 658,000 shares of Common Stock issuable pursuant to the exercise of employee stock options under the Restated 1990 Stock Option Plan, the Company has granted immediately exercisable Demand Registration Rights requiring the Company to prepare and file registration statements under the Securities Act with respect to up to a total of 1,476,125 shares of Common Stock issuable upon the exercise of other employee stock options. See "Incorporation of Certain Information by Reference."

         The potential for sales of up to 6,134,125 shares of Common Stock under the registration statement of which this Prospectus is a part and under registration statements filed pursuant to the exercise of Demand Registration Rights and the obligation to include sales by certain stockholders on a "piggyback" basis in any future registration statements could impair the Company's future ability to raise capital through an offering of its equity securities by increasing the number and size of public offerings of Common Stock by sellers other than the Company.

SHARES ELIGIBLE FOR FUTURE SALE

         As of April 14, 1997, the Company had outstanding 12,190,375 shares of Common Stock, employee stock options under the Company's Restated 1990 Stock Option Plan on 658,000 shares of Common Stock included in the registration statement of which this Prospectus is a part and other employee stock options on 1,476,125 shares of Common Stock.

         Any shares being sold by an "affiliate" of the Company (as that term is defined under the rules and regulations adopted under the Securities Act) or by a person who would be deemed to have been an "affiliate" at any time during the 90 days preceding a sale will be subject to the volume and manner of sale limitations in Rule 144 adopted under the Securities Act. See "Incorporation of Certain Information by Reference." A person who is not deemed to have been an "affiliate" at any time during the 90 days preceding a sale would be entitled to sell shares that are "restricted securities" under Rule 144 without regard to the volume and manner of sale limitations in Rule 144, provided that three years have elapsed since such shares have been acquired from the Company or an affiliate of the Company.

         Based on available information, the Company believes that all of its outstanding shares of Common Stock not held by its "affiliates" are eligible for sale without regard to the volume and manner of sale limitations in Rule 144.

         The Company can make no prediction as to the effect, if any, that sales of shares of Common Stock or the availability of shares of Common Stock for sale will have on the market price prevailing from time to time. Nevertheless, sales of substantial amounts of the Common Stock in the public market could adversely affect the market price of the Common Stock and could impair the Company's future ability to raise capital through an offering of its equity securities.

                                EXECUTIVE OFFICES

         The executive offices of the Company are located at 365 West Passaic Street, Rochelle Park, New Jersey (telephone no. (201) 845-0880).

                              PLAN OF DISTRIBUTION

         The Selling Stockholders will offer shares of Common Stock for sale from time to time on the NASDAQ National Market System through their respective brokers and may also offer shares for sale in private transactions.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The documents listed in (a) through (c) below are incorporated by reference in this Prospectus; and all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the termination of the offering shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing of such documents:

         (a) the Company's Annual Report on Form 10-K (including information incorporated therein by reference) for the year ended February 1, 1997;

         (b) all reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act after February 1, 1997; and

         (c) the description of the Company's Common Stock, par value $.001 per share, contained in its Form 8-A (Registration Number 0-19774) filed with the Commission on January 2, 1992, including any amendment or report filed for the purpose of updating such description.

                                 USE OF PROCEEDS

         All shares of Common Stock offered hereby are being offered by the Selling Stockholders. The Company will not receive any of the proceeds from the sale of such shares.

         The exercise price of employee stock options to be exercised by certain of the Selling Stockholders will be used by the Company for general corporate purposes.

                            VALIDITY OF COMMON STOCK

         The validity of the shares of Common Stock being sold in the offering is being passed upon by Kenneth P. Carroll, Esq., the Company's Senior Vice President-General Counsel. Mr. Carroll holds employee stock options to purchase 65,000 shares of Common Stock under the Restated 1990 Stock Option Plan and to purchase 10,000 shares of Common Stock under the 1996 Stock Option Plan. The shares of Common Stock issuable upon the exercise of stock options under the Restated 1990 Stock Option Plan held by Mr. Carroll are included in the offering (see "Selling Stockholders"). Mr. Carroll is the beneficiary of retirement trusts that hold 12,968 shares of Common Stock for his account.

                                     EXPERTS

         The consolidated balance sheets of the Company as of February 1, 1997 and February 3, 1996 and the consolidated statements of income, cash flows and stockholders' equity for the three fiscal years ended February 1, 1997 have been incorporated in this Prospectus in reliance on the reports of Coopers & Lybrand, LLP, independent accountants, and on the authority of that firm as experts in accounting and auditing.

                              SELLING STOCKHOLDERS

         The following table sets forth the beneficial ownership of the Company's Common Stock by each Selling Stockholder, both as of March 31, 1997 and after the sale of the shares of Common Stock offered hereby, and the number of shares available for sale in the offering, whether or not the Selling Stockholder has a present intention to sell. All information was determined in accordance with Rule 13d-3 under the Exchange Act based on information furnished by the persons listed.


                                       Beneficial Ownership                                            Beneficial Ownership
                                         Before Offering (1)   Number of            Exercise              After Offering
Name and Title                         ---------------------   Shares of            Price              --------------------
of  Selling                            Number of               Common Stock         Per                Number of
Stockholder                             Shares       Percent   Offered for Sale(2)  Share               Shares     Percent
-----------                             ------       -------   -------------------  -----               ------     -------
Raphael Benaroya                       2,725,933(3)   20.3%     150,000             $8.50 to           2,687,500   20.1%
  Chairman of the Board,                                                            $9.35
  President and Chief
  Executive Officer
George R. Remeta                         473,625(4)   3.8%       60,000             $8.50                465,625    3.7%
  Vice Chairman,
  Chief Financial Officer
  and Secretary
Kenneth P. Carroll                        25,968(5)     *        65,000             $4.125 to             12,968     *
  Senior Vice President -                                                           $5.125
  General Counsel
Ellen Demaio                              41,000(6)     *        38,000             $5.00 to              25,000     *
  Senior Vice President -                                                           $5.125
  General
  Merchandising
  Manager
Carrie Cline-Tunick                        2,000(7)     *        10,000             $5.125                   -0-
  Vice President -
  Product Design and
  Development
Julie L. Daly                             22,000(8)     *        15,000             $4.50 to              15,000     *
  Vice President -                                                                  $5.125
  Strategic Planning
Kent Frauenberger                          7,775(9)     *        20,000             $4.125 to              3,775     *
  Vice President -                                                                  $5.125
  Logistics
Jon Grossman                              20,860(8)     *        15,000             $4.50 to              13,860     *
  Vice President -                                                                  $5.125
  Finance
Alan R. Jones                             28,000(10)    *        40,000             $4.125 to             20,000     *
  Vice President -                                                                  $5.125
  Real Estate
Bradley Orloff                            34,000(11)    *        20,000             $4.125 to             22,000     *
  Vice President -                                                                  $5.125
  Marketing
Robert Portante                           21,273(9)     *        20,000             $4.125 to             17,273     *
  Vice President -                                                                  $5.125
  MIS

                                 Beneficial Ownership                                            Beneficial Ownership
                                   Before Offering (1)   Number of            Exercise              After Offering
Name and Title                   ---------------------   Shares of            Price              --------------------
of  Selling                      Number of               Common Stock         Per                Number of
Stockholder                       Shares       Percent   Offered for Sale(2)  Share               Shares     Percent
-----------                       ------       -------   -------------------  -----               ------     -------
Fredric E. Stern               29,300(12)         *        15,000              $4.125 to          26,300       *
  Vice President -                                                             $5.125
  Controller
Joseph A. Alutto                8,850(13)(14)     *        14,000              $4.125 to           1,250       *
  Director                                                                     $26.75
Russell Berrie                 32,600(13)         *        14,000              $4.125 to          25,000       *
  Director                                                                     $26.75
Joseph Ciechanover              1,800(15)         *         6,000              $4.125 to             -0-
  Director                                                                     $7.75
Ilan Kaufthal                  52,600(13)(16)     *        14,000              $4.125 to          45,000       *
  Director                                                                     $26.75
Vincent Langone                26,600(17)         *         9,000              $4.125 to          23,000       *
  Director                                                                     $8.75
Total                       3,554,184(18)                 525,000                               3,403,551
                                =============             =======                               =========


--------------------------
  *  Less than half of one percent

 (1) Includes shares issuable upon the exercise of stock options that are vested or will become vested prior to May 31, 1997.

 (2) Represents all shares issuable upon the exercise of stock options under the Restated 1990 Stock Option Plan whether or not presently vested.

 (3) Includes 1,225,933 shares which may be acquired within 60 days by the exercise of stock options.

 (4) Includes 248,625 shares which may be acquired within 60 days by the exercise of stock options.

 (5) Includes 13,000 shares which may be acquired within 60 days by the exercise of stock options.

 (6) Includes 16,000 shares which may be acquired within 60 days by the exercise of stock options.

 (7) Includes 2,000 shares which may be acquired within 60 days by the exercise of stock options.

 (8) Includes 7,000 shares which may be acquired within 60 days by the exercise of stock options.

 (9) Includes 4,000 shares which may be acquired within 60 days by the exercise of stock options.

 (10) Includes 8,000 shares which may be acquired within 60 days by the exercise of stock options.

 (11) Includes 12,000 shares which may be acquired within 60 days by the exercise of stock options.

 (12) Includes 3,000 shares which may be acquired within 60 days by the exercise of stock options.

 (13) Includes 7,600 shares which may be acquired within 60 days by the exercise of stock options.

 (14)    The outstanding shares are held jointly with his wife.

 (15) Consists of shares which may be acquired within 60 days by the exercise of stock options.

 (16) Excludes shares held by Schroder Wertheim & Co. Incorporated, of which Mr. Kaufthal is a Managing Director, and as to which he disclaims beneficial ownership. The outstanding shares owned beneficially are held jointly with his wife.

 (17) Includes 3,600 shares which may be acquired within 60 days by the exercise of stock options and includes 400 shares held by a partnership, as to which he disclaims beneficial ownership.

 (18) Includes 1,578,758 shares which may be acquired within 60 days by the exercise of stock options.

         Messrs. Benaroya, Remeta, Carroll and Grossman are officers of United Retail Group, Inc. The other officers listed are officers of operating subsidiaries of United Retail Group, Inc. The Directors listed are Directors of United Retail Group, Inc.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The documents listed in (a) through (c) below are incorporated by reference in this registration statement; and all documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filings of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

         (a) The Prospectus filed with the Commission on March 16, 1993 in connection with the Registrant's Form S-1 Registration Statement (Registration Number 33-57464).

         (b) All reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the Registrant's fiscal year ended January 30, 1993.

         (c) The description of the Registrant's Common Stock, par value $.001 per share, contained in the Registrant's Form 8-A (Registration Number 0-19774) filed with the Commission on January 2, 1992, including any amendment or report filed for the purpose of updating such description.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the shares of Common Stock being sold in the offering is being passed upon by Kenneth P. Carroll, Esq., the Company's Senior Vice President-General Counsel. Mr. Carroll holds employee stock options to purchase 65,000 shares of Common Stock under the Restated 1990 Stock Option Plan and to purchase 10,000 shares of Common Stock under the 1996 Stock Option Plan. The shares of Common Stock issuable upon the exercise of stock options under the Restated 1990 Stock Option Plan held by Mr. Carroll are included in the offering (see "Selling Stockholders"). Mr. Carroll is the beneficiary of retirement trusts that hold 12,968 shares of Common Stock for his account.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the General Corporation Law of the State of Delaware empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct was unlawful.

         In the case of an action by or in the right of the corporation, Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action in any of the capacities set forth above against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, except that indemnification is not permitted in respect of any claim, issue or matter as to which such person is adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court deems proper. Section 145 further provides: that a Delaware corporation is required to indemnify a director, officer, employee or agent against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with any action, suit or proceeding or in defense of any claim, issue or matter therein as to which such person has been successful on the merits or otherwise; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators. A Delaware corporation may provide indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct. Such determination is to be made (i) by the board of directors by vote of directors who were not party to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or (iii) by the stockholders.

         The By-laws of the Registrant provide for indemnification of directors and officers of the Registrant to the fullest extent permitted by law, as now in effect or later amended. The By-laws also provide that expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the Registrant in advance of final disposition upon receipt of an undertaking by or on behalf of such person to repay such amount if it ultimately is determined that he is not entitled to be indemnified by the Registrant. The By-laws further provide that such indemnification provisions are not exclusive.

         Additionally, the Registrant's Certificate of Incorporation eliminates the personal liability of the Registrant's directors to the fullest extent permitted by the provisions of Section 102 of the Delaware General Corporation Law, as the same may be amended and supplemented.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

         The following exhibits are filed as a part of this registration statement.

4.  Instruments Defining the Rights of Security Holders.

         4.1 Articles FOURTH and SIXTH of the Amended and Restated Articles of Incorporation of Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Form S-1 Registration Statement (Registration Number 33-44499)).

5.  Opinion re Legality.

         5.1 Opinion of Kenneth P. Carroll, Esq. as to the legality of the shares of Common Stock being registered hereunder (previously filed as part of this registration statement).

15.  Letter re Unaudited Interim Financial Information.

         15.1 Letter of Coopers & Lybrand, LLP, regarding Registrant's financial statements for quarter ended May 1, 1993 (incorporated by reference to Exhibit 15 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended May 1, 1993).

24.  Consent of Experts and Counsel.

         24.1 Consent of Coopers & Lybrand, LLP (incorporated by reference to
Exhibit 23.1 to the Registrant's Annual Report on Form 10-K for the year ended February 1, 1997).

         24.2 Consent of Kenneth P. Carroll, Esq. as set forth as part of
Exhibit 5.1 above.

ITEM 9.  UNDERTAKINGS.

         (a)  The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To including any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


The Registrant.


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochelle Park, State of New Jersey, on the 25th day of April, 1997.

                                  UNITED RETAIL GROUP, INC.
                                  (Registrant)


                                  By: /s/RAPHAEL BENAROYA
                                      -----------------------------------------
                                        Raphael Benaroya, Chairman of the Board,
                                        President and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed below by the following persons in the capacities indicated on the 25th day of April, 1997.

SIGNATURE                                 TITLE
---------                                 -----

/s/RAPHAEL BENAROYA        Chairman of the Board, President, Chief Executive
--------------------        Officer and Director
Raphael Benaroya

/s/GEORGE R. REMETA         Vice Chairman of the Board, Chief Financial Officer,
--------------------         Secretary and Director
George R. Remeta

/s/JON GROSSMAN             Vice President-Finance and Chief Accounting
--------------------         Officer
Jon Grossman

/s/JOSEPH A. ALUTTO *                         Director
--------------------------------
Joseph A. Alutto

/s/RUSSELL BERRIE    *                        Director
--------------------------------
Russell Berrie

/s/ILAN KAUFTHAL    *                         Director
--------------------------------
Ilan Kaufthal

/s/RICHARD W. RUBENSTEIN *                    Director
--------------------------------
Richard W. Rubenstein


*/s/GEORGE R. REMETA
--------------------------------
  George R. Remeta, as attorney-in-fact pursuant to power of attorney filed with the Commission on August 12, 1993 on the signature page of this Registration Statement on Form S-8.

/s/VINCENT LANGONE **                        Director
--------------------------------
Vincent Langone

/s/CHRISTINA A. MOHR **                      Director
--------------------------------
Christina A. Mohr


**/s/GEORGE R. REMETA
--------------------------------
  George R. Remeta, as attorney-in-fact pursuant to power of attorney filed with the Commission on May 24, 1994 on the signature page of Post-Effective Amendment No. 1 to this Registration Statement on Form S-8.


--------------------------------             Director
Joseph Ciechanover

                                  EXHIBIT LIST

         The following exhibits are filed as a part of this amendment to the registration statement.

4.  Instruments Defining the Rights of Security Holders.

         4.1 Articles FOURTH and SIXTH of the Amended and Restated Articles of Incorporation of Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Form S-1 Registration Statement (Registration Number 33-44499)).

5.  Opinion re Legality.

         5.1 Opinion of Kenneth P. Carroll, Esq. as to the legality of the shares of Common Stock being registered hereunder (previously filed as part of this registration statement).

15.  Letter re Unaudited Interim Financial Information.

         15.1 Letter of Coopers & Lybrand, LLP, regarding Registrant's financial statements for quarter ended May 1, 1993 (incorporated by reference to Exhibit 15 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended May 1, 1993).

24.  Consent of Experts and Counsel.

         24.1 Consent of Coopers & Lybrand, LLP (incorporated by reference to
         Exhibit 23.1 to the Registrant's Annual Report on Form 10-K for the year ended February 1, 1997).

         24.2 Consent of Kenneth P. Carroll, Esq. as set forth as part of
         Exhibit 5.1 above.